Exhibit 10.4
SALES CONTRACT
CONTRACT NO.: 061
DATED THE 10TH DAY OF JUNE 2008
SIGNED AT: BEIJING

THE SELLER: Beijing Wede Biologicals Co., Ltd.

THE BUYER: Niusule Biotech Corp.

This contract is made by both the Seller and Buyer, whereby the Buyer agrees to buy and the Seller agrees to sell the under mentioned Product according to the terms and conditions stipulated below:

Name & Specification	Quantity	Unit Price	Amount
Artichoke inulin Wedin-P90	2000	4.33 dollars	8,660 dollars

1.	According to the buyer’s demand, the seller agrees to sell Artichoke inulin, the quality standards of products should conform to the Q/WDS001-2007, and attached the Quality Inspection Report.
2.	Method of Payment: Delivery against payment.
3.	Packing Standard: 20 kg/bag, inner PE bag, outer multiple brown paper bag with plastic underlay.
4.	The price is the delivery price, the seller should bear the freight of railroad container or freight by land, and the buyer shall bear the railroad express freight.
5.	Delivery Place: Shanghai Warehouse.
6.	The Contract shall be served in copies, each party holding copies. This Contract takes effect from the date of its execution by parties.
7.	Other issues shall be made for issues not settled in the Contract through common consultation between the Parties.
8.
Settlement of Disputes: Any disputes arising in connection with this Contract should be amicably by the Parties through consultation. In case no settlement can be reached, the disputes shall be submitted to Arbitration Commission or the local court where the contract is signed.

THE SELLER: Beijing Wede Biologicals Co., Ltd.

THE BUYER: Niusule Biotech Corp.